Exhibit 10.14
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                                WARRANT AGREEMENT


                                      among

                               HEALTHEXTRAS, INC.


                                       and

                       J.C. PENNEY LIFE INSURANCE COMPANY


                          dated as of December 4, 2000

- --------------------------------------------------------------------------------

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

                               TABLE OF CONTENTS
                                                                            Page

1.   Issuance of Warrants; Form of Warrants...................................1

     1.1   Delivery of Warrant Notice.........................................1

     1.2   Issuance of Warrants...............................................1

     1.3   Form of Warrants...................................................2

     1.4   Registration of Warrants...........................................2

2.   Transfer and Exchange of Warrants........................................3

     2.1   Transfer and Exchange..............................................3

     2.2   Lost, Stolen, and Mutilated Warrant Certificates...................3

     2.3   Payment of Taxes...................................................3

3.   Exercise of Warrants.....................................................3

     3.1   Exercise of Warrants...............................................3

4.   Adjustments of Warrant Price and Warrant Shares..........................5

     4.1   Mechanical Adjustments.............................................5

     4.2   Notice of Adjustment...............................................8

     4.3   No Adjustment for Dividends........................................8

     4.4   Preservation of Purchase Rights Upon Merger, Consolidation,
           Etc................................................................9

     4.5   Warrant Certificates...............................................9

5.   Fractional Interests.....................................................9

6.   Limitations of Rights; Notices; Reports..................................9

     6.1   No Rights as a Stockholder; Notices to Holders.....................9

     6.2   Reports to Holders.................................................10

7.   Preservation of Rights; Reservation of Common Stock......................10

     7.1   Preservation of Rights.............................................10

     7.2   Reservation of Common Stock........................................11

8.   Representations and Warranties...........................................11

     8.1   Representations and Warranties of the Company......................11

     8.2   Representations and Warranties of Penney...........................12

9.   Change of Control of the Company.........................................13

10.  Certain Definitions......................................................13

11.  Notices..................................................................17
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                                      (i)

12.  Amendment and Waiver.....................................................18

13.  Audit Rights.............................................................18

14.  Successors and Assigns; Agreement of Warrant Holders.....................18

15.  Rights of the Parties and Holders........................................18

16.  Titles and Headings......................................................18

17.  Certain Interpretive Matters and Definitions.............................18

18.  Entire Agreement.........................................................19

19.  Severability.............................................................19

20.  Governing Law............................................................19

21.  Counterparts.............................................................19

                                      (ii)

                                WARRANT AGREEMENT
                                -----------------


     This WARRANT AGREEMENT, dated as of December 4, 2000 (this "Agreement"), is made and entered into by and between HealthExtras, Inc., a Delaware corporation (the "Company"), and J. C. Penney Life Insurance Company, a Vermont corporation ("Penney").

                                    RECITALS
                                    --------

     A. The Company offers certain membership programs to eligible members which contain insurance and other financial products and benefits;

     B.  Pursuant to the Marketing and Account Management Agreement, dated
July 15, 2000, between the parties (the "Marketing Agreement"), a copy of which is attached hereto as Exhibit B, Penney agreed to perform or cause to be performed certain marketing and account management duties related to certain of the Company's programs;

     C. In connection with entering into the Marketing Agreement, the Company agreed to enter into this Agreement; and

     D. Concurrently with the execution of this Agreement, the parties are entering into a Registration Rights Agreement in the form attached hereto as Exhibit C.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Penney and the Company hereby agree as follows:

     1.  Issuance of Warrants; Form of Warrants.
         --------------------------------------

         1.1 Delivery of Warrant Notice.
             ---------------------------
         (a) Within 30 Business Days after the last day of each Measurement Period, Penney will deliver to the Company a Tranche Warrant Notice.

         (b) Within 90 calendar days after the end of each Calendar Period
(or upon public issuance, if sooner), the Company will deliver to Penney a copy of the Company's audited financial statements as of the last day of the applicable Calendar Period. If Calendar Penney Revenue exceeds 50% of Total Company Revenue for the applicable Calendar Period, Penney may, within 30 calendar days after receiving the applicable Company Financials, deliver to the Company a Calendar Warrant Notice.

         1.2 Issuance of Warrants.
             ---------------------
         (a) Within ten Business Days after receiving the Tranche Warrant Notice with respect to the First Measurement Period, the Company will issue to Penney Warrants (the "First Warrants") to purchase an aggregate number of Warrant Shares equal to (i) zero if Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is less than $15,000,000.00, (ii) 500,000 if Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is greater than or equal to $15,000,000.00 but less than $22,500,000.00, (iii) 750,000 if

Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is equal to or greater than $22,500,000.00 but less than $30,000,000.00, and (iv) 1,000,000 if Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is greater than or equal to $30,000,000.00.

         (b) Within ten Business Days after receiving the Tranche Warrant Notice with respect to the Second Measurement Period, the Company will issue to Penney Warrants (the "Second Warrants") to purchase an aggregate number of Warrant Shares equal to (i) zero if Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is less than $30,000,000.00; (ii) 600,000 if Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is equal to or greater than $30,000,000.00 but less than $45,000,000.00, (iii) 900,000 if
Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is equal to or greater than $45,000,000.00 but less than $60,000,000.00, and (iv) 1,200,000 if Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is greater than or equal to $60,000,000.00.

         (c) Within ten Business Days after receiving the Tranche Warrant Notice with respect to the Third Measurement Period, the Company will issue to Penney Warrants (the "Third Warrants") to purchase an aggregate number of Warrant Shares equal to (i) zero if Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is less than $45,000,000.00; (ii) 600,000 if Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is equal to or greater than $45,000,000.00 but less than $67,500,000.00, (iii) 900,000 if
Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is equal to or greater than $67,500,000.00 but less than $90,000,000.00, and (iv) 1,200,000 if Annualized Revenue (as set forth in the applicable Tranche Warrant Notice) is greater than or equal to $90,000,000.00.

         (d) Within ten Business Days after receiving the Calendar Warrant Notice (if any) with respect to the 2001 Calendar Period, the Company will issue to Penney the 2001 Warrants.

         (e) Within ten Business Days after receiving the Calendar Warrant Notice (if any) with respect to the 2002 Calendar Period, the Company will issue to Penney the 2002 Warrants.

         (f) The Warrant Price and the number and kind of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment pursuant to the provisions of Section 4.

         1.3 Form of Warrants.
             -----------------
         Each Warrant, including without limitation any Warrants that may be issued upon partial exercise, replacement, or transfer of Warrants, will be evidenced by, and subject to the terms of, a Warrant Certificate. The Warrant Certificates will be executed on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President, or any Executive or Senior Vice President, and attested by its Secretary or any Assistant Secretary.

         1.4 Registration of Warrants.
             -------------------------
     The Company will keep or cause to be kept books for registration and transfer of the Warrant Certificates issued hereunder. The Company will be entitled to treat the Holder of any Warrant Certificate as the sole owner of the Warrants represented by such Warrant Certificate for all purposes and will not be bound to recognize any equitable or other claim or interest in such Warrants on the part of any other person. Unless otherwise specified by Penney, all Warrants will initially be registered in the name of Penney.

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     2.  Transfer and Exchange of Warrants.
         ---------------------------------

         2.1 Transfer and Exchange.
             ----------------------
     Without the Company's prior written approval, Warrant Certificates may only be transferred by the Holder to an affiliate (as defined in the Securities Exchange Act of 1934, as amended) of such Holder or a nominee for the Holder. Any Holder desiring to transfer, split up, combine, or exchange any such Warrant Certificate will make such request in writing delivered to the Company, and will surrender to the Company the Warrant Certificate or Warrant Certificates to be transferred, split up, combined, or exchanged, with the Form of Assignment duly executed by the Holder thereof. Thereupon or as promptly as practicable thereafter, the Company will prepare, execute, and deliver a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company will not be required to issue or deliver any Warrant Certificates in connection with any transfer, split up, combination, or exchange of Warrants or Warrant Certificates unless and until the person or persons requesting the issuance or delivery thereof has paid to the Company the amount of any tax or governmental charge that may be payable in connection with such transfer, split up, combination, or exchange or has established to the satisfaction of the Company that any tax or governmental charge has been paid. Holders will not be required to pay any other charge in connection with the transfer, split up, combination, or exchange of Warrants. Any attempted transfer which is not in accordance with this Section 2.1 shall not be entitled to exercise any of the rights of the Holder of any Warrants issued pursuant to this Warrant Agreement.

         2.2 Lost, Stolen, and Mutilated Warrant Certificates.
             -------------------------------------------------
     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of a Warrant Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender to the Company and cancellation of the Warrant Certificate if mutilated, the Company will prepare, execute, and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed, or mutilated.

         2.3 Payment of Taxes.
             ----------------
     The Company will pay all documentary or stamp taxes, if any, attributable to the initial issuance of the Warrants and the initial issuance of the Warrant Shares upon the exercise of Warrants. The Company will not be required to pay any tax or governmental charge that may be payable in connection with any transfer, split up, combination, or exchange of Warrants or Warrant Certificates.

     3.  Exercise of Warrants.
         --------------------

         3.1 Exercise of Warrants.
             ---------------------
         (a) Warrants may be exercised by the Holder thereof, in whole or in part, at any time and from time to time after the date of issuance thereof and prior to 5:00 p.m., Eastern time, on the Expiration Date by delivering to the Company, at its address specified in or designated in accordance with Section 11, the following:

             (i) the Warrant Certificate or Warrant Certificates representing the Warrants to be exercised, with the Form of Exercise Notice duly executed by the Holder thereof; and

             (ii) payment in an amount equal to the product of (A) the number of Warrant Shares purchasable upon the exercise of the Warrants designated for exercise in the Form of Exercise Notice and (B) the Warrant Price.

        The Holder shall request the exercise of at least 100,000 Warrants.

         (b) As promptly as practicable after an exercise or conversion of Warrants in accordance with this Agreement, and in any event within ten
Business Days after such exercise or conversion, the Company will deliver to or upon the order of the Holder exercising or converting such Warrants, certificates representing the number of Warrant Shares to be purchased, registered in the name of the Holder, together with the amount of cash, if any, to be paid in lieu of the issuance of fractional Warrant Shares in accordance with the provisions of Section 5.

         (c) If the number of Warrants represented by a Warrant Certificate are not exercised or converted in full, the Company will prepare and execute a new Warrant Certificate evidencing Warrants equivalent to such Warrants remaining unexercised and unconverted and will deliver such new Warrant Certificate to or upon the order of the Holder exercising or converting such Warrants, registered in the name of the Holder.

         (d) The Company will take all such action as may be necessary to ensure that all Warrant Shares delivered upon exercise or conversion of Warrants, at the time of delivery of the certificates for such Warrant Shares, will (subject to payment of the Warrant Price) be duly and validly authorized and issued, fully paid, and nonassessable and, if shares of Common Stock are then listed on any national securities exchange (as defined in the Exchange Act) or qualified for quotation or listed on the Nasdaq Stock Market, will be duly listed or qualified for quotation thereon, as the case may be.

         (e) The Company will pay all expenses, taxes, and other charges payable solely as a result of the preparation, issuance, and delivery of certificates representing Warrant Shares or Warrant Certificates representing unexercised or unconverted Warrants in connection with any exercise or conversion of Warrants in accordance with this Agreement, except that, if any such certificates representing Warrant Shares or any such Warrant Certificates are to be registered, subject to Section 2.1 hereof, in a name or names other than that of the Holder at the time of any such exercise or conversion of Warrants, all transfer or similar taxes payable as a result of such transfer shall be paid by the Holder. In connection with any exercise or conversion of Warrants in accordance with Section 3.1(a), the Warrants will be deemed to have been exercised, any certificate representing Warrant Shares or any Warrant Certificate issued on account thereof will be deemed to have been issued, and the person in whose name any such certificate or Warrant Certificate is issued will be deemed for all purposes to have become a holder of record of the Warrant Shares or Warrants, as the case may be, represented thereby as of the date of such exercise or conversion.

     4.  Adjustments of Warrant Price and Warrant Shares.
         ------------------------------------------------
     The Warrant Price and the number and kind of Warrant Shares purchasable upon exercise of the Warrants will be subject to adjustment from time to time upon the occurrence of certain events as provided in this Section 4.

         4.1 Mechanical Adjustments.
             ----------------------
         The Warrant Price and the number and kind of Warrant Shares purchasable upon exercise of a Warrant will be subject to adjustment as follows:

         (a) Subject to Section 4.1(e), if the Company (i) pays a dividend or otherwise distributes to holders of its Common Stock, as such, shares of its capital stock (whether Common Stock or capital stock of any other class), (ii) subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issues any shares of its capital stock in a reclassification of its outstanding shares of Common Stock, then the number and kind of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto will be adjusted so that the Holder of each Warrant will be entitled to receive (A) in the case of a dividend or distribution, the sum of (1) the number of Warrant Shares that, if such Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise and (2) the number and kind of additional shares of capital stock that such Holder would have been entitled to receive as a result of such dividend or distribution by virtue of its ownership of such Warrant Shares, (B) in the case of a subdivision or combination, the number of Warrant Shares that, if such Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise, adjusted to give effect to such subdivision or combination as if such Warrant Shares had been subject thereto, or (C) in the case of an issuance in a reclassification, the sum of (1) the number of Warrant Shares that, if such Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise and retained after giving effect to such reclassification as if such Warrants Shares had been subject thereto and (2) the number and kind of additional shares of capital stock that such Holder would have been entitled to receive as a result of such reclassification as if such Warrant Shares had been subject thereto. An adjustment made pursuant to this paragraph (a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution and will become effective immediately after the effective date of such subdivision, combination, or reclassification in the case of a subdivision, combination, or reclassification; provided, however, that no such distribution will occur earlier than the date upon which such distribution is made to the stockholders of the Company.

         (b) Subject to Section 4.1(e), if the Company distributes to holders of its Common Stock, as such, (i) evidences of indebtedness or assets
(excluding regular cash dividends or cash distributions payable out of consolidated retained earnings) of the Company or any Subsidiary, (ii) shares of capital stock of any Subsidiary, (iii) securities convertible into or exchangeable for capital stock of the Company (including Common Stock or capital stock of any other class) or any Subsidiary, or (iv) any rights, options, or warrants to purchase any of the foregoing (excluding those described in Section 4.1(c)), then, the number of Warrant Shares thereafter purchasable upon exercise of each Warrant will be adjusted to the number that results from multiplying the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment by a fraction, the numerator of which will be the Market Price per share of Common Stock on the record date for such distribution, and the denominator of which will be such Market Price per share of Common Stock less the Fair Market Value of the portion of the evidences of indebtedness, assets, securities, or rights, options, or warrants so distributed on account of one share of Common Stock. Such adjustment will be made whenever any such distribution is made, and will become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Except as provided in Section 4.1(h), no further adjustments of the number of Warrant Shares will be made upon the actual issue of shares of Common Stock upon conversion or exchange of such securities convertible or exchangeable for shares of Common Stock or upon exercise of such rights, warrants, or options for shares of Common Stock.

         (c) Subject to Section 4.1(e), if the Company issues rights, options, or warrants to holders of the outstanding shares of Common Stock, as such, entitling the holders of such rights, options, or warrants to subscribe for or purchase shares of Common Stock at a price per share that is lower on the record date mentioned below in this Section 4.1(c) than the Market Price per share of Common Stock on such record date, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant will be adjusted to the number that results from multiplying the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior to such adjustment by a fraction (not to be less than one), the numerator of which will be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, options, or warrants for subscription or purchase and the denominator of which will be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares of Common Stock so offered would purchase at the Market Price per share of Common Stock on such record date. Such adjustment will be made whenever such rights, options, or warrants are issued, and will become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, or warrants. In case such subscription or purchase price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration shall be its Fair Market Value. Except as provided in Section 4.1(h), no further adjustments of the number of Warrant Shares will be made upon the actual issue of shares of Common Stock upon exercise of such rights, options, or warrants.

         (d) Subject to Section 4.1(e), if the Company issues shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (excluding shares of Common Stock or convertible or exchangeable securities issued in any of the transactions described in paragraph (a), (b), or (c) of this Section 4.1 and Warrant Shares issued upon exercise of this Warrant) for a purchase price per share of such Common Stock, or for a conversion or exchange price per share of Common Stock initially deliverable upon conversion or exchange of such securities, that is less than the Market Price per share of Common Stock on the date the purchase, conversion, or exchange price of such additional shares of Common Stock are first fixed, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant will be adjusted to the number that results from multiplying the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior to such adjustment by a fraction (not to be less than one), the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock so issued or issuable upon such conversion or exchange, and the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock which the aggregate purchase, conversion, or exchange price received or receivable by the Company for such additional shares of Common Stock would purchase at the Market Price per share of Common Stock on such date. Such adjustment will be made whenever such shares of Common Stock or convertible or exchangeable securities are issued, and will become effective immediately after the effective date of such event. In case such purchase, conversion, or exchange price may be paid in a consideration part or all of which is in a form other than cash, the Fair Market Value of such consideration will be determined as set forth in
Section 4.6. Except as provided in Section 4.1(h), no further adjustment will be made upon the actual issue of shares of Common Stock upon conversion or exchange of such securities convertible into or exchangeable for shares of Common Stock.

         (e) No adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant pursuant to Section 4 will be required unless such adjustment would require an increase or decrease in the number of Warrant Shares purchasable upon the hypothetical exercise of a Warrant of at least 1%; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made currently will be carried forward and made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, would require an increase or decrease in the number of Warrant Shares purchasable upon the hypothetical exercise of a Warrant of 1% or more. All calculations with respect to the number of Warrant Shares will be made to the nearest one-thousandth of a share and all calculations with respect to the Warrant Price will be to the nearest whole cent. No adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant will be made under paragraph (b), (c), or (d) of this Section 4.1 if the Company issues or distributes to each Holder the shares, rights, options, warrants, convertible or exchangeable securities, evidences of indebtedness, assets, or other securities referred to in the applicable paragraph that such Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event on the record date with respect thereto (provided that, in any case in which such Holder would have been so entitled to receive a fractional interest in any such securities or assets, the Company may distribute to such Holder in lieu of such fractional interest cash in an amount equal to the fair value of such fractional interest as determined in good faith by the Board of Directors of the Company). No adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant will be made on account of: (1) any issuance of shares of Common Stock, or of options, rights, or warrants to purchase, or securities exchangeable for or convertible into, shares of Common Stock, in accordance with any plan for the benefit of the employees or Directors of the Company that shall have been duly approved by the holders of Common Stock or exempted from such approval by applicable exchange rules, (2) any issuance of shares of Common Stock in connection with a Company-sponsored plan for reinvestment of dividends or interest, or (3) any issuance of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to an underwritten public offering.

         (f) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Warrant Price will be adjusted by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction, the numerator of which will be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which will be the number of Warrant Shares so purchasable immediately thereafter.

     (g) For the purposes of this Section 4, the term "Common Stock" means (i) the class of shares designated as the Common Stock of the Company as of the date of this Agreement, (ii) all shares of any class or classes (however designated) of the Company, now or hereafter authorized, the holders of which have the right, without limitation as to amount, either to all or to a part of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which are ordinarily entitled to vote generally in the election of directors of the Company, or (iii) any other class of shares resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 4.1(a), the Warrants become exercisable to purchase Warrant Shares other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price payable in respect of such other shares upon the exercise of each Warrant will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares and the Warrant Price contained in this Section 4.1.

     (h) Upon the expiration of any rights, options, warrants, or conversion or exchange privileges, if any thereof have not been exercised, the Warrant Price and the number of Warrant Shares purchasable upon the exercise of each Warrant will be readjusted and will thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, conversion, or exchange plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, or grant of all such rights, options, warrants, or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment will have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion or exchange privileges.

         4.2 Notice of Adjustment.
             --------------------
     Whenever the Warrant Price or the number or kind of Warrant Shares purchasable upon exercise of the Warrants is adjusted pursuant to any of the provisions of this Agreement, the Company will promptly give notice to the Holders of such adjustment or adjustments, together with a certificate of a firm of independent public accountants selected by the Company (who may be the regular accountants employed by the Company) setting forth the adjustments in the Warrant Price and the number or kind of Warrant Shares purchasable upon exercise of each Warrant, and also setting forth a brief statement of the facts requiring such adjustments and the computations upon which such adjustments are based. Such certificate will be conclusive evidence of the correctness of such adjustments absent manifest error.

         4.3 No Adjustment for Dividends.
             ---------------------------
     Except as provided in Section 4.1, no adjustment or payment in respect of any dividends will be made at any time.

         4.4 Preservation of Purchase Rights Upon Merger, Consolidation, Etc.
             ----------------------------------------------------------------
     In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer, or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, will execute an agreement providing that each Holder will have the right thereafter, upon payment of an amount equal to the amount payable upon the exercise of a Warrant immediately prior thereto, to purchase upon exercise of each Warrant the kind and amount of securities or property that it would have owned or have been entitled to receive after giving effect to such consolidation, merger, sale, transfer, or lease on account of the Warrant Shares that would have been purchasable upon the exercise of such Warrant had such Warrant been exercised immediately prior thereto (provided that, to the extent that such Holder would have been so entitled to receive cash on account of such Warrant Shares, such Holder may elect in connection with the exercise of a Warrant in accordance with
Section 3.1 to reduce the amount of cash that it would be entitled to receive upon such exercise in exchange for a corresponding reduction in the amount payable upon such exercise); provided, however, that no adjustment in respect of dividends, interest, or other income on or from such shares or other securities or property will be made during the term of a Warrant or upon the exercise of a Warrant. Such agreement will provide for adjustments that will be as nearly equivalent as may be practicable to the adjustments provided for in this Section
4. The provisions of this Section 4.4 will similarly apply to successive consolidations, mergers, sales, transfers, or leases.

         4.5 Warrant Certificates.
             --------------------
     Whether or not any adjustments in the Warrant Price or the number or kind of Warrant Shares purchasable upon the exercise of the Warrants has been made, Warrant Certificates theretofore or thereafter issued may continue to express the same Warrant Price and number and kind of Warrant Shares as are stated in the Warrant Certificate initially issued.

     5.  Fractional Interests.
         -------------------
     The Company will not be required to issue fractional Warrant Shares or fractional interests in any other securities on the exercise of the Warrants. If any fraction of a Warrant Share or other security would, except for the provisions of this Section 5, be issuable upon the exercise of the Warrants, the Company will pay an amount in cash (a) in lieu of a fractional Warrant Share, equal to the Market Price for one share of Common Stock, as defined in Section 4.1(e), on the Business Day immediately preceding the date on which the Warrants are presented for exercise, multiplied by such fraction of a Warrant Share, or
(b) in lieu of a fractional interest in any other security, equal to the fair value of such fractional interest, determined in a manner as similar as possible, taking into account the difference in the fractional interest being valued, to the calculation described in clause (a) of this Section 5.

     6.  Limitations of Rights; Notices; Reports.
         ----------------------------------------

         6.1 No Rights as a Stockholder; Notices to Holders.
             ----------------------------------------------
         Nothing contained in this Agreement or in the Warrant Certificate will be construed as conferring upon the Holders or their transferees the right to vote, or to receive dividends, or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company; provided, however, that if, at any time prior to the Expiration Date and prior to the exercise of all of the Warrants, any of the following events occur:

         (a) The Company declares any dividend payable in any securities upon its shares of Common Stock or makes any distribution (other than a regular cash dividend payable out of consolidated retained earnings) to the holders of its shares of Common Stock;

        (b) The Company offers to the holders of its Common Stock any shares of capital stock of the Company or any Subsidiary or securities convertible into or exchangeable for shares of capital stock of the Company or any Subsidiary or any option, right, or warrant to subscribe for or purchase any thereof;

        (c) The Company distributes to the holders of its Common Stock evidences of indebtedness or assets (including any cash dividend which would result in an adjustment under Section 4.1) of the Company or any Subsidiary;

        (d) Any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company into another corporation, any sale, transfer, or lease to another corporation of all or substantially all the property of the Company, or any proposal of the Company to effect any of the foregoing transactions that has been publicly announced by the Company; or

         (e) Any proposal by the Company to effect a dissolution, liquidation, or winding up of the Company that has been publicly announced by the Company;

         then in any one or more of such events the Company will give notice of such event to the Holders, as provided in Section 11 hereof, such giving of notice to be completed at least ten calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed reclassification, consolidation, merger, sale, transfer or lease, dissolution, liquidation, or winding up. Such notice will specify such record date or the date of closing the transfer books, as the case may be, for such event and will set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Warrant Price and the kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Warrants. Failure to mail or receive such notice or any defect therein or in the mailing thereof will not affect the validity of any action taken in connection with such event.

         6.2 Reports to Holders.
             ------------------
     To the extent such documents are required to be sent by the Company to the holders of outstanding Common Stock, the Company will provide each Holder, within 15 calendar days after the Company files them with the SEC, copies of its annual report, any proxy statement and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

     7.  Preservation of Rights; Reservation of Common Stock.
         ---------------------------------------------------

         7.1 Preservation of Rights.
             ----------------------
         The Company will not by any action, including without limitation any amendment to its certificate incorporation and any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, but will at all times in good faith observe and perform such terms and take all such action as may be reasonably necessary to protect the rights of the Holders against impairment. Without limiting the generality or effect of the foregoing, the Company will (a) not enter into any agreement or instrument which would violate the terms of this Agreement, (b) not increase the par value of any shares of Common Stock issuable upon the exercise of any Warrant above the amount payable therefor upon such exercise, (c) take all such action as may be reasonably necessary in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of any Warrant, and (d) obtain all such authorizations, approvals, or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to entitle the Company to perform its obligations under this Agreement and the Warrants.

         7.2 Reservation of Common Stock.
             ---------------------------
     The Company will, for so long as Warrants remain outstanding, reserve and keep available, solely for issuance and delivery upon the exercise of Warrants, a number of shares of Common Stock (or, if applicable, other securities) sufficient to provide for the exercise of all outstanding Warrants. The transfer agent for the Common Stock (or, if applicable, other securities) will be irrevocably authorized and directed at all times until the exercise or expiration of the Warrants to reserve such number of authorized shares of Common Stock (or, if applicable, other securities) as necessary for such purpose. The Company will keep copies of this Agreement on file with the transfer agent and will supply the transfer agent with duly executed stock certificates for such purpose.

     8.  Representations and Warranties.
         ------------------------------

         8.1 Representations and Warranties of the Company.
             ---------------------------------------------
     The Company hereby represents and warrants to Penney that:

         (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify is not reasonably anticipated to have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Company;

         (b) The Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder, and the execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company;

         (c) The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will not conflict with, violate, or constitute a breach of or a default under any of the terms or provisions of the Company's certificate of incorporation or bylaws, or of any material contract, agreement, or instrument by which the Company or any of its properties or assets is bound or any judgment, order, decree, law, statute, rule, regulation, or other judicial or governmental restriction to which the Company is subject;

         (d) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally;

         (e) The Warrants have been duly authorized and, when issued and delivered as provided in this Agreement, will be validly issued and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally. The Warrant Shares issued upon exercise of the Warrants, when issued, paid for, and delivered as provided in this Agreement, will be duly and validly issued and outstanding, fully paid, and nonassessable, free from all encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws, and will not subject the Holders to personal liability by reason of being such Holders; and

        (f) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Company's knowledge, threatened, against or affecting the Company, or any of its properties, which would reasonably be anticipated to result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, business properties or assets of the Company.

         8.2 Representations and Warranties of Penney.
             ----------------------------------------
         (a) Penney has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder, and the execution, delivery, and performance of this Agreement by Penney and the consummation by Penney of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Penney.

         (b) This Agreement has been duly authorized, validly executed and delivered on behalf of Penney and constitutes the legal, valid, and binding obligation of Penney, enforceable against Penney in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally.

         (c) Penney understands that neither the Warrants nor the shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities law and therefore it cannot dispose of any or all of the Warrants or such Common Stock unless and until such Warrants or Common Stock, as the case may be, are subsequently registered under the Securities Act and applicable state securities laws of exemptions from such registration are available. Penney acknowledges that a legend substantially similar to that contained in Exhibit A will be placed on the certificates representing the Warrants and/or Common Stock.

         (d) Penney will acquire the Warrants and the Common Stock solely for investment purposes and not with a view toward distribution.

        (e) Penney is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

     9.  Change of Control of the Company.
         ---------------------------------

         (a) Upon a Change of Control of the Company which occurs on or before the end of the 2001 Calendar Period, the Company shall, within 10 Business Days after the consummation of such Change of Control, issue to Penney the 2001 Warrants and the 2002 Warrants as if Penney had satisfied the requirements of
Section 1.1(b). Upon a Change of Control of the Company which occurs after the 2001 Calendar Period, but on or before the end of the 2002 Calendar Period, the Company shall, within 10 Business Days after the consummation of such Change of Control, issue to Penney the 2002 Warrants as if Penney had satisfied the requirements of Section 1.1(b).

         (b) If Calendar Penney Revenue for the 2001 Calendar Period is less than or equal to 50% of Total Company Revenue for the 2001 Calendar Period and if the Company has complied with the provisions of Section 1.1(b), Penney will return to the Company or the Company's successor in interest, as applicable, (a) if Penney has not exercised the 2001 Warrants, the 2001 Warrants, (b) if Penney has exercised the 2001 Warrants but has not sold the underlying Warrant Shares, the Warrant Shares underlying the 2001 Warrants (and the Company shall return to Penney the aggregate Warrant Price for such 2001 Warrants) or (c) if Penney has exercised the 2001 Warrants and has sold the underlying Warrant Shares ,an amount in cash equal to the difference between (i) the net proceeds Penney received from the sale of the Warrant Shares and (ii) the aggregate Warrant Price for the 2001 Warrants.

         (c) If Calendar Penney Revenue for the 2002 Calendar Period is less than or equal to 50% of Total Company Revenue for the 2002 Calendar Period and if the Company has complied with the provisions of Section 1.1(b), Penney will return to the Company or the Company's successor in interest, as applicable, (a) if Penney has not exercised the 2002 Warrants, the 2002 Warrants, (b) if Penney has exercised the 2002 Warrants but has not sold the underlying Warrant Shares, the Warrant Shares underlying the 2002 Warrants (and the Company shall return to Penney the aggregate Warrant Price for such 2002 Warrants) or (c) if Penney has exercised the 2002 Warrants and has sold the underlying Warrant Shares, an amount in cash equal to the difference between (i) the net proceeds Penney received from the sale of the Warrant Shares and (ii) the aggregate Warrant Price for the 2002 Warrants.

         (d) Upon the issuance of the 2001 Warrants and/or the 2002 Warrants, pursuant to this Section 9, the provisions of Sections 1.2(d) and 1.2(e) hereof will terminate and be of no further force or effect. Solely for purposes of this
Section 9, Calendar Penney Revenue and Total Company Revenue for the applicable Calendar Period shall be calculated, and the Company Financials should be prepared, as if the Change of Control had not occurred.

     10. Certain Definitions.
         -------------------

     The following terms, as used in this Warrant Agreement, have the following respective meanings:

     "2001 Calendar Period" means the period beginning on January 1, 2001 and ending on December 31, 2001.

     "2002 Calendar Period" means the period beginning on January 1, 2002 and ending on December 31, 2002.

     "2001 Warrants" means the 400,000 Warrants the Company may issue to Penney, pursuant to Section 1.2(d).

     "2002 Warrants" means the 400,000 Warrants the Company may issue to Penney, pursuant to Section 1.2(e).

     "Agreement" has the meaning set forth in the introductory paragraph.

     "Annualized Revenue" means the sum of (a) the product of 12 and an amount equal to the Penney Revenue collected during the period beginning on the June 1 and ending on the June 30 immediately preceding the applicable Issue Date with respect to membership fees billed on a monthly basis, (b) the product of six and an amount equal to the Penney Revenue collected during the period beginning on the May 1 and ending on the June 30 immediately preceding the applicable Issue Date with respect to membership fees billed on a bi-monthly basis, (c) the product of four and an amount equal to the Penney Revenue collected during the period beginning on the April 1 and ending on the June 30 immediately preceding the applicable Issue Date with respect to membership fees billed on a quarterly basis, (d) the product of two and an amount equal to the Penney Revenue collected during the period beginning on the January 1 and ending on the June 30 immediately preceding the applicable Issue Date with respect to membership fees billed on a semi-annual basis, and (e) an amount equal to the Penney Revenue collected during the applicable Measurement Period with respect to membership fees billed on an annual basis.

     "Business Day" means (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange or the Nasdaq Stock Market, a day on which the principal national securities exchange (or the Nasdaq Stock Market) on which such class of Common Stock is listed or admitted to trading is open for business, or (b) if no class of Common Stock is so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.

     "Calendar Penny Revenue" means the aggregate amount of Penney Revenue collected during the applicable Calendar Period.

     "Calendar Period" means the 2001 Calendar Period or the 2002 Calendar
Period.

     "Calendar Warrant Notice" means a notice delivered pursuant to Section 1.1(b), which sets forth Calendar Penney Revenue for the applicable Calendar Period and the number of Warrants, determined in accordance with Section 1.2, to be issued to Penney.

     "Change of Control" means a transaction or series of transactions pursuant to which the Company consolidates or merges with or into another entity (where the holders of the outstanding voting securities of the Company immediately prior to such reorganization, reclassification, consolidation or merger own less than 50% of the voting securities of the successor corporation in such reorganization, reclassification, consolidation or merger) or sells, transfers or otherwise disposes of all or substantially all its property, assets or business to another entity.

     "Closing Price" means the last sales price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed or, if not listed or admitted to trading on any such exchange, the representative closing bid price as reported by the Nasdaq Stock Market or another similar organization if Nasdaq is no longer reporting such information.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "Company" has the meaning set forth in the introductory paragraph.

     "Company Financials" means the audited financial statements of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expiration Date" means the fifth anniversary of the applicable Issue Date.

     "Fair Market Value" for property other than publicly traded securities means the fair market value of such property as determined in good faith by the Company's board of directors.

     "First Issue Date" means the date on which the First Warrants are issued to Penney pursuant to Section 1.2(a).

     "First Measurement Period" means the period beginning on July 1, 2000 and ending on June 30, 2001.

     "First Warrants" has the meaning set forth in Section 1.2(a).

     "Form of Assignment" means the assignment, in substantially the form attached to Exhibit A, to be executed by the Holder in order to transfer the Warrants.

     "Form of Exercise Notice" means the exercise notice, in substantially the form attached to Exhibit A, to be executed by the Holder in order to exercise the Warrants.

     "Holder" means the registered holder of any Warrant Certificate.

     "Issue Date" means any of the First Issue Date, Second Issue Date, and Third Issue Date.

     "Marketing Agreement" has the meaning set forth in Paragraph B of the Recitals.

     "Market Price" with respect to any security on any day means (a) the average of the daily Closing Prices of a share or unit of such security for the 20 consecutive Business Days ending on the most recent Business Day for which a Closing Price is available; provided, however, that in the event that, in the case of Common Stock, the Market Price is determined during a period following the announcement by the Company of (i) a dividend or distribution on Common Stock, or (ii) any subdivision, combination or reclassification of Common Stock and prior to the expiration of 20 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of Common Stock or (b) if no such Closing Price is available, the Fair Market Value of such security.

     "Measurement Period" means any of the First Measurement Period, the Second Measurement Period and the Third Measurement Period.

     "Notices" means collectively all notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement.

     "Penney" has the meaning set forth in the introductory paragraph.

     "Penney Revenue" means Net Membership Fees Billed, as defined in Exhibit B to the Marketing Agreement.

     "Representative" means the representative designated in writing to the Company by Holders who hold a majority of the issued and outstanding Warrants.

     "SEC" means the Securities and Exchange Commission.

     "Second Issue Date" means the date on which the Second Warrants are issued to Penney pursuant to Section 1.2(b).

     "Second Measurement Period" means the period beginning on July 1, 2001 and ending on June 30, 2002,.

     "Second Warrants" has the meaning set forth in Section 1.2(b).

     "Subsidiary" means any corporation or other legal entity a majority of the voting equity securities or equity interests of which are owned, directly or indirectly, by the Company.

     "Third Issue Date" means the date on which the Third Warrants are issued to Penney pursuant to Section 1.2(c).

     "Third Measurement Period" means the period beginning on July 1, 2002 and ending on June 30, 2003.

     "Third Warrants" has the meaning set forth in Section 1.2(c).

     "Total Company Revenue" means, with respect to a Calendar Period, the revenues of the Company as set forth in the Company Financials for such Calendar Period, determined in accordance with generally accepted accounting principles, consistently applied.

     "Tranche Warrant Notice" means a notice delivered by Penney to the Company pursuant to Section 1.1, which sets forth the Annualized Revenue for the Measurement Period and the number of Warrants, determined in accordance with
Section 1.2, to be issued to Penney. "Warrant Certificate" means a Warrant certificate (including the Form of Exercise Notice and Form of Assignment to be printed on the reverse thereof) in substantially the form of Exhibit A, with such changes, marks of identification or designation, and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto.

     "Warrant Price" means (a) $5.21 per share of Common Stock in the case of the First Warrants, (b) $10.42per share of Common Stock in the case of the Second Warrants and the 2001 Warrants, and (c) $15.63 per share of Common Stock in the case of the Third Warrants and the 2002 Warrants, in each case subject to adjustment pursuant to Section 4.1.

     "Warrants" means warrants to purchase shares of the Common Stock.

     "Warrant Shares" means the shares of Common Stock and other securities, if any, issued or issuable from time to time upon exercise of the Warrants.

     11. Notices.
         -------
     All Notices must be in writing. Except as expressly otherwise provided herein with respect to manner of delivery, notices will be deemed sufficiently given for all purposes when delivered in person, when dispatched by telegram or electronic facsimile transmission (providing confirmation of transmission), or upon confirmation of receipt when dispatched by a nationally recognized overnight courier service to the appropriate party as follows: (a) if to a Holder, at the address of such Holder as shown in the registry books maintained by the Company and (b) if to the Company, at:

                           Health Extras, Inc.
                           2273 Research Boulevard
                           Second Floor
                           Rockville, Maryland 20850
                           ATTN:  David T. Blair and Frank J. Supik
                           Telephone:  (301) 548-2900
                           Facsimile:  (301) 548-2992

or at such other address as the Company may have furnished to the Holders in writing.

     12. Amendment and Waiver.
         --------------------
     This Agreement and the Warrant Certificate may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holders of a majority in interest of the Warrants outstanding hereunder from time to time. Notwithstanding the foregoing, a waiver or consent to depart from the provisions of this Agreement or any Warrant Certificate with respect to a matter that relates exclusively to the rights of a Holder and that does not directly or indirectly affect the rights of any other Holder may be given only by the affected Holder. No failure or delay of the Holder in exercising any power or right hereunder (other than a failure to exercise Warrants in accordance with the provisions hereof) will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case will entitle the Company to any other or future notice or demand in similar or other circumstances.

     13. Audit Rights.
         ------------
     Once during each of the First Measurement Period, the Second Measurement Period and the Third Measurement Period and, if a Calendar Warrant Notice is delivered with respect to each Calendar Period, the 2001 Calendar Period and the 2002 Calendar Period, the Company and its professional representatives shall have the right, upon ten business days prior written notice and during normal business hours, to inspect the books and records of Penney and any subcontractors of Penney that perform Penney's obligations under the Marketing Agreement for the purpose of verifying the Penney Revenue and the procedures used to calculate the Penney Revenue.

     14. Successors and Assigns; Agreement of Warrant Holders.
         ----------------------------------------------------
     This Agreement will be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, including, subject to
Section 1.4, Holders other than Penney. Every Holder, by accepting a Warrant Certificate, consents and agrees that it accepts and will be bound by the provisions hereof as though it were a party hereto.

     15. Rights of the Parties and Holders.
         ---------------------------------
     Except as provided in Section 12, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and the Holders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     16. Titles and Headings.
         -------------------
     Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     17. Certain Interpretive Matters and Definitions.
         --------------------------------------------
         (a) Unless the context otherwise requires, (i) all references to Sections or Exhibits are to Sections or Exhibits of or to this Agreement,
(ii) each term defined in this Agreement has the meaning assigned to it, (iii) "or" is disjunctive but not necessarily exclusive, and (iv) words in the singular include the plural and vice versa. All references to "$" or dollar amounts are to lawful currency of the United States of America.

         (b) No provision of this Agreement will be interpreted in favor of, or against, any party hereto by reason of the extent to which such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     18. Entire Agreement.
         ----------------
     This Agreement, together with its Exhibits, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements among the parties hereto with respect thereto except as expressly set forth herein.

     19. Severability.
         ------------
     In case any provision contained in this Agreement is invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     20. Governing Law.
         -------------
     This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     21. Counterparts.
         ------------
     This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original; such counterparts will together constitute but one agreement.



                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

                        HEALTHEXTRAS, INC

                        By:  /s/ David T. Blair
                           --------------------
                           David T. Blair
                           Chief Executive Officer

                        J. C. PENNEY LIFE INSURANCE COMPANY


                      By:  /s/ Robert G. Romasco
                           ---------------------------------
                           Name: Robert G. Romasco
                           Title: President